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                                6,700,000 Shares

                                DUANE READE INC.

                                  Common Stock

                             UNDERWRITING AGREEMENT



                                                      February ___, 1998


DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
GOLDMAN, SACHS & CO.
SMITH BARNEY INC.
   As representatives of the
   several Underwriters
   named in Schedule I hereto
      c/o Donaldson, Lufkin & Jenrette
      Securities Corporation
      277 Park Avenue
      New York, New York 10172


Dear Sirs:

                  Duane Reade Inc., a Delaware corporation (the "Company"), proposes to issue and sell 6,700,000 shares of its common stock, $0.01 par value per share (the "Firm Shares"), to the several underwriters named in
Schedule I hereto (the "Underwriters"). In addition, certain stockholders of the Company named in Schedule II hereto (the "Selling Stockholders") propose to sell to the Underwriters not more than an additional 1,005,000 shares of the common stock of the Company, $0.01 par value per share (the "Additional Shares"), in the amount set forth opposite each of such Selling Stockholder's name in Schedule II hereto, if requested by the Underwriters as provided in
Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter referred to collectively as the "Shares". The shares of common stock of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Common Stock". The Company and the Selling Stockholders are hereinafter sometimes referred to collectively as the "Sellers."







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                  The Company is concurrently executing and delivering to
Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") an underwriting agreement, dated of even date herewith (the "Debt Underwriting Agreement"), with respect to the sale by the Company to DLJ of $80.0 million aggregate principal amount of the Company's __% Senior Subordinated Notes due 2008 (the "Notes").

                  SECTION 1. REGISTRATION STATEMENT AND PROSPECTUS. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission"), in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-1, including a prospectus, relating to the Shares. The registration statement, as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act, is hereinafter referred to as the "Registration Statement"; and the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "Prospectus". If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Act registering additional shares of Common Stock (a "Rule 462(b) Registration Statement"), then, unless otherwise specified, any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement.

                  SECTION 2. AGREEMENTS TO SELL AND PURCHASE; LOCK-UP AGREEMENTS; QIU. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell, and each Underwriter agrees, severally and not jointly, to purchase from the Company at a price per Share of $________ (the "Purchase Price") the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto.

                  On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Stockholders agree to sell the Additional Shares and the Underwriters shall have the right to purchase, severally and not jointly, up to 1,005,000 Additional Shares from the Selling Stockholders at the Purchase Price. Additional Shares may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. The Underwriters may exercise their right to purchase Additional Shares in whole or in part from time to time by giving written notice thereof to the Attorneys (as hereinafter defined) within 30 days after the date of this Agreement. You shall give any such notice on behalf of the Underwriters and such notice shall specify the aggregate number of Additional Shares to be purchased pursuant to such exercise and the date for payment and delivery thereof, which date shall be a business day (i) no earlier than two business days after such notice has been given (and, in any event, no earlier than the Closing Date (as hereinafter defined)) and (ii) no later than ten business days after such notice has been given. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees


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to purchase from the Selling Stockholders the number of Additional Shares
(subject to such adjustments to eliminate fractional shares as you may determine) which bears the same proportion to the total number of Additional Shares to be purchased from the Selling Stockholders as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I bears to the total number of Firm Shares.

                  Each Seller hereby agrees not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Common Stock (regardless of whether any of the transactions described in clause (i) or (ii) is to be settled by the delivery of Common Stock, or such other securities, in cash or otherwise), except to the Underwriters pursuant to this Agreement and the Custody Agreement, for a period of 180 days after the date of the Prospectus without the prior written consent of DLJ. Notwithstanding the foregoing, during such period (i) the Company may grant stock options pursuant to the Company's existing stock option plans and (ii) the Company may issue shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof. The Company also agrees not to file any registration statement with respect to any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock for a period of 180 days after the date of the Prospectus without the prior written consent of DLJ. The Company shall, prior to or concurrently with the execution of this Agreement, deliver an agreement executed by (i) each of the directors and officers of the Company and (ii) each stockholder listed on Annex I hereto to the effect that such person will not, during the period commencing on the date such person signs such agreement and ending 180 days after the date of the Prospectus, without the prior written consent of DLJ, (A) engage in any of the transactions described in the first sentence of this paragraph or (B) make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

                  The Company hereby confirms its engagement of Goldman, Sachs & Co. ("GS&Co.") as, and GS&Co. hereby confirms its agreement with the Company to render services as, a "qualified independent underwriter", within the meaning of Section (b)(15) of Rule 2720 of the National Association of Securities Dealers, Inc. (the "NASD") with respect to the offering and sale of the Shares. GS&Co., solely in its capacity as the qualified independent underwriter and not otherwise, is referred to herein as the "QIU". As compensation for the services of the QIU hereunder, the Company agrees to pay the QIU $10,000 on the Closing Date. The price at which the Shares will be sold to the public shall not be higher than the maximum price recommended by the QIU.



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                  SECTION 3. TERMS OF PUBLIC OFFERING. The Company is advised by you that the Underwriters propose (i) to make a public offering of their respective portions of the Shares as soon after the execution and delivery of this Agreement as in your judgment is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

                  SECTION 4. DELIVERY AND PAYMENT. Delivery to the Underwriters of and payment for the Firm Shares shall be made at 9:00 A.M., New York City time, on February__, 1998 (the "Closing Date") at the offices of Latham & Watkins, 885 Third Avenue, New York, New York 10022 or at such other place as you shall designate. The Closing Date and the location of delivery of and payment for the Firm Shares may be varied by agreement between you and the Company.

                  Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at such place as you shall designate at 9:00 A.M., New York City time, on the date specified in the applicable exercise notice given by you pursuant to Section 2 (an "Option Closing Date"). Any such Option Closing Date and the location of delivery of and payment for such Additional Shares may be varied by agreement between you and the Company.

                  The Company authorizes DLJ to register the Shares in the name of Cede & Co., a nominee of the Depositary Trust Company ("DTC"), or such other name as DLJ shall determine prior to the Closing Date or an Option Closing Date, as the case may be. On the Closing Date or the applicable Option Closing Date, as the case may be, with any transfer taxes thereon duly paid by the Company against payment to the Company by the several Underwriters of the Purchase Price for the Shares in immediately available funds, the Company will cause DTC to credit the Shares to the account of DLJ at DTC for the benefit of the several Underwriters. Certificates representing the Shares shall be made available to the Underwriters for inspection not later than 9:30 a.m., New York City time, on the business day immediately preceding the Closing Date or any Option Closing Date, as applicable.

                  SECTION 5. AGREEMENTS OF THE COMPANY. The Company agrees with you:

                  (a) To advise you promptly and, if requested by you, to confirm such advice in writing, (i) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, (iii) when any amendment to the Registration Statement becomes effective, (iv) if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, when the Rule 462(b) Registration Statement has become effective and (v) of the happening of any event during the period referred to in Section


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5(d) below which makes any statement of a material fact made in the
Registration Statement or the Prospectus untrue or which requires any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

                  (b) To furnish to you four signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and to furnish to you and each Underwriter designated by you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request.

                  (c) To prepare the Prospectus, the form and substance of which shall be satisfactory to you, and to file the Prospectus in such form with the Commission within the applicable period specified in Rule 424(b) under the Act; during the period specified in Section 5(d) below, not to file any further amendment to the Registration Statement and not to make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall reasonably object after being so advised; and, during such period, to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or amendment or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Shares by you, and to use its best efforts to cause any such amendment to the Registration Statement to become promptly effective.

                  (d) Prior to 10:00 A.M., New York City time, on the first business day after the date of this Agreement and from time to time thereafter for such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, to furnish in New York City to each Underwriter and any dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as such Underwriter or dealer may reasonably request.

                  (e) If during the period specified in Section 5(d), any event shall occur or condition shall exist as a result of which, in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with applicable law, and


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to furnish to each Underwriter and to any dealer as many copies thereof as such
Underwriter or dealer may reasonably request.

                  (f) Prior to any public offering of the Shares, to cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request, to continue such registration or qualification in effect so long as required for distribution of the Shares and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Prospectus, the Registration Statement, any preliminary prospectus or the offering or sale of the Shares, in any jurisdiction in which it is not now so subject.

                  (g) To mail and make generally available to its stockholders as soon as practicable an earnings statement covering the twelve-month period ending February __, 1999 that shall satisfy the provisions of Section 11(a) of the Act, and to advise you in writing when such statement has been so made available.

                  (h) During the period of three years after the date of this Agreement, to furnish to you as soon as available copies of all reports or other communications furnished to the record holders of Common Stock or furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed and such other publicly available information concerning the Company and its subsidiaries as you may reasonably request.

                  (i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the reasonable fees and the disbursements and expenses of the Company's counsel, the Company's accountants in connection with the registration and delivery of the Shares under the Act and all other fees and expenses in connection with the preparation, printing, filing and distribution of the Registration Statement (including financial statements and exhibits), any preliminary prospectus, the Prospectus and all amendments and supplements to any of the foregoing, including the mailing and delivering of copies thereof to the Underwriters and dealers in the quantities specified herein, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) all costs of printing or producing this Agreement and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Shares, (iv) all expenses in connection with the


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registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any Preliminary and Supplemental Blue Sky Memoranda in connection therewith (including the filing fees and fees and disbursements of counsel for the Underwriters in connection with such registration or qualification and memoranda relating thereto), (v) the filing fees and disbursements of counsel for the Underwriters in connection with the review and clearance of the offering of the Shares by the NASD, (vi) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to the listing of the Shares on the New York Stock Exchange (the "NYSE"), (vii) the cost of printing certificates representing the Shares, (viii) the costs and charges of any transfer agent, registrar and/or depositary, (ix) the fees and expenses of the QIU (including the fees and disbursements of counsel to the QIU), and (x) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholders hereunder for which provision is not otherwise made in this Section. The provisions of this Section shall not supersede or otherwise affect any agreement that the Company and the Selling Stockholders may otherwise have for allocation of such expenses among themselves.

                  (j) To use its best efforts to list, subject to notice of issuance, the Shares on the NYSE and to maintain the listing of the Shares on the NYSE for a period of three years after the date of this Agreement.

                  (k) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company on or prior to the Closing Date or any Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

                  (l) If the Registration Statement at the time of the effectiveness of this Agreement does not cover all of the Shares, to file a Rule 462(b) Registration Statement with the Commission registering the Shares not so covered in compliance with Rule 462(b) by 10:00 P.M., New York City time, on the date of this Agreement and to pay to the Commission the filing fee for such Rule 462(b) Registration Statement at the time of the filing thereof or to give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

                  (m) That it will, for so long as any of the Common Stock is outstanding and if, in the reasonable judgment of any Underwriter (after consultation with counsel), such Underwriter or any of its affiliates (as defined in the Act) is required by the Act to deliver a prospectus in connection with sales of Common Stock, (i) periodically amend the Registration Statement so that the information contained in the Registration Statement complies with the requirements of Section 10(a) of the Act, (ii) amend the Registration Statement or amend or supplement the Prospectus when necessary to reflect any material changes in the information provided therein and promptly file such amendment or


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supplement with the Commission, (iii) provide such Underwriter with copies of each amendment or supplement so filed and such other documents, including opinions of counsel and "comfort" letters, as such Underwriter may reasonably request and (iv) indemnify such Underwriter and if applicable, contribute to any amount paid or payable by such Underwriter in a manner substantially similar to that specified in Section 8 hereof (with appropriate modifications).

                  (n) That it will, on or as soon as practicable following the Closing Date, apply the proceeds of the offerings contemplated by this Agreement and the Debt Underwriting Agreement as set forth in the Prospectus under the caption "Use of Proceeds".

                  (o) That it will comply with applicable laws and the rules of the NASD in connection with the reserved share program described in the Prospectus under the caption "Underwriting".

                  SECTION 6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Underwriter that:

                  (a) The Registration Statement has become effective (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement); any Rule 462(b) Registration Statement filed after the effectiveness of this Agreement will become effective no later than 10:00 P.M., New York City time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

                  (b) (i) The Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement), when it became effective, did not contain and, as amended, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement) and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act, (iii) if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement and any amendments thereto, when they become effective (A) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) will comply in all material respects with the Act, and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances


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under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

                  (c) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in any preliminary prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

                  (d) Each of the Company and its subsidiaries has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, as the case may be, and has the corporate or partnership, as the case may be, power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties, and each of the Company and the subsidiaries that are corporations is duly qualified and is in good standing as a foreign corporation, authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect"). The Company has no subsidiaries except as listed on Exhibit 21 to the Registration Statement.

                  (e) There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens granted or issued by the Company or any of its subsidiaries relating to or entitling any person to purchase or otherwise to acquire any shares of the capital stock (or other equity ownership or partnership interests) of the Company or any of its subsidiaries, except as disclosed in the Registration Statement.

                  (f) All the outstanding shares of capital stock of the Company (including the Additional Shares to be sold by the Selling Stockholders) have been duly authorized and validly issued in accordance with all applicable laws and the Company's certificate of incorporation and by-laws, and are fully paid, non-assessable and not subject to any preemptive or similar rights; and the Shares have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this


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Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

                  (g) All of the outstanding shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, directly or indirectly through one or more subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature. The Company, through its direct wholly-owned subsidiary Daboco Inc., a New York corporation ("Daboco"), and Daboco's direct wholly-owned subsidiary DRI I Inc., a Delaware corporation ("DRII"), owns all of the partnership interests in Duane Reade, a New York general partnership ("DR"), free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature except as set forth in the Prospectus.

                  (h) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus in all material respects.

                  (i) Neither the Company nor any of its subsidiaries is in violation of its respective charter, by-laws or partnership agreement, or, except as could not reasonably be expected to have a Material Adverse Effect, is in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective property is bound.

                  (j) The execution, delivery and performance of this Agreement by the Company, the compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby (including application of the proceeds of the offerings contemplated by this Agreement and the Debt Underwriting Agreement as set forth in the Prospectus under the caption "Use of Proceeds") will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required from the NASD or under the securities or Blue Sky laws of the various states), (ii) conflict with, constitute a breach of, default under or accelerate the rights or obligations of any person or entity under, any provision of the charter, by-laws or partnership agreement of the Company or any of its subsidiaries or, except as could not reasonably be expected to have a Material Adverse Effect or materially adversely effect the ability of the Company and its subsidiaries to consummate the transactions contemplated hereby, any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective property is bound, (iii) violate or conflict with any applicable law or any rule, regulation, judgment,


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order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its subsidiaries or their respective property except as could not reasonably be expected to have a Material Adverse Effect or materially adversely effect the ability of the Company and its subsidiaries to consummate the transactions contemplated hereby or (iv) result in the suspension, termination or revocation of any Authorization (as defined in Section 6(m) below) of the Company or any of its subsidiaries or any other impairment of the rights of the holder of any such Authorization except as could not reasonably be expected to have a Material Adverse Effect or materially adversely effect the ability of the Company and its subsidiaries to consummate the transactions contemplated hereby.

                  (k) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is or is reasonably likely to be a party or to which any of their respective property is or is reasonably likely to be subject that are required to be described in the Registration Statement or the Prospectus and are not so described; nor are there any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required.

                  (l) Neither the Company nor any of its subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), any provisions of the Employee Retirement Income Security Act of 1974, as amended, or any provisions of the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Authorization, any related constraints on operating activities and any potential liabilities to third parties) which could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (m) Each of the Company and its subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "Authorization") of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Authorization is valid and in full force and effect and each of the Company and its subsidiaries is in compliance with all the terms and conditions

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thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are unreasonably burdensome to the Company or any of its subsidiaries; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (n) The consolidated financial statements included in the Registration Statement and the Prospectus (and any amendment or supplement thereto), together with related schedules and notes, present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; the supporting schedules, if any, included in the Registration Statement present fairly in accordance with generally accepted accounting principles the information required to be stated therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company. The pro forma financial information and data, and the related notes thereto, set forth in the Registration Statement and the Prospectus (and any supplement or amendment thereto) are, in all material respects, accurately presented and are prepared on a basis consistent with the historical financial statements of the Company and its subsidiaries.

                  (o) Price Waterhouse LLP are independent public accountants with respect to the Company and its subsidiaries as required by the Act.

                  (p) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, which is required by the Act to be described in the Registration Statement or the Prospectus which is not so described.

                  (q) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                  (r) Except as set forth in the Prospectus with respect to the persons and entities listed on Annex I hereto, each of whom shall deliver the agreement described in the third paragraph of Section 2 hereof, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

                  (s) Since the respective dates as of which information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent.

                  (t) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially interfere with the use made and proposed to be made of such property by the Company or its subsidiaries, as applicable; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case, except as described in the Prospectus.

                  (u) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all trademarks, service marks, trade names, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), patents, patent rights, licenses and inventions (collectively, "intellectual property") currently employed by them in connection with the business now operated by them except where the failure to own or possess or otherwise be able to acquire such intellectual property could not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of such intellectual property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have a Material Adverse Effect.

                  (v) There is no (i) significant unfair labor practice complaint, grievance or arbitration proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries before the National Labor Relations Board or any state or local labor relations board or (ii) strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or, except for such actions specified in clause (i) or (ii) above, which, singly or in the aggregate, could not reasonably be expected to, have a Material Adverse Effect.

                  (w) All material tax returns required to be filed by the Company and each of its subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of its subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

                  (x) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries (i) has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance or (ii) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that could not reasonably be expected to have a Material Adverse Effect.

                  (y) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (z) The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida), or is and at all relevant times has been duly exempt from complying therewith.

                  (aa) No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act has indicated to the Company or any of its subsidiaries that it is considering (i) the downgrading, suspension or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating assigned to the Company or any of its subsidiaries or any securities of the Company or any of its subsidiaries or (ii) any adverse change in the outlook for any rating of the Company or any of its subsidiaries or any securities of the Company or any of its subsidiaries.

                  (bb) This Agreement and the Debt Underwriting Agreement have each been duly authorized, executed and delivered by the Company and its subsidiaries.

                  (cc) Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

                  SECTION 7. REPRESENTATIONS AND WARRANTIES AND COVENANTS OF THE SELLING STOCKHOLDERS. Each Selling Stockholder represents and warrants to each Underwriter that:

                  (a) Such Selling Stockholder is the lawful owner of the Additional Shares to be sold by such Selling Stockholder pursuant to this Agreement and has, and on the Option Closing Date will have, good and clear title to such Additional Shares, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever.

                  (b) The Additional Shares to be sold by such Selling Stockholder have been duly authorized and are validly issued, fully paid and non-assessable.

                  (c) Such Selling Stockholder has, and on the Option Closing Date will have, full legal right, power and authority, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement signed by such Selling Stockholder and BankBoston, N.A., as Custodian, relating to the deposit of the Additional Shares to be sold by such Selling Stockholder (the "Custody Agreement") and the Power of Attorney of such Selling Stockholder appointing certain individuals as such Selling Stockholder's attorneys-in-fact (the "Attorneys") to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement and the Custody Agreement (the "Power of Attorney") and to sell, assign, transfer and deliver the Additional Shares to be sold by such Selling Stockholder in the manner provided herein and therein.

                  (d) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

                  (e) The Custody Agreement of such Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms.

                  (f) The Power of Attorney of such Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding instrument of such Selling Stockholder, enforceable in accordance with its terms, and, pursuant to such Power of Attorney, such Selling Stockholder has, among other things, authorized the Attorneys, or any one of them, to execute and deliver on such Selling Stockholder's behalf this Agreement and any other document that they, or any one of them, may deem necessary or desirable in connection with the transactions contemplated hereby and thereby and to deliver the Additional Shares to be sold by such Selling Stockholder pursuant to this Agreement.

                  (g) Upon delivery of and payment for the Additional Shares to be sold by such Selling Stockholder pursuant to this Agreement, good and clear title to such Additional Shares will pass to the Underwriters, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever.

                  (h) The execution, delivery and performance of this Agreement and the Custody Agreement and Power of Attorney of such Selling Stockholder by or on behalf of such Selling Stockholder, the compliance by such Selling Stockholder with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the organizational documents of such Selling Stockholder, if such Selling Stockholder is not an individual, or any indenture, loan agreement, mortgage, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or any property of such Selling Stockholder is bound or (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over such Selling Stockholder or any property of such Selling Stockholder except in each case as would not adversely affect the ability of such Selling Stockholder to consummate the transactions contemplated hereby.

                  (i) The information in the Registration Statement under the caption "Principal Stockholders" which specifically relates to such Selling Stockholder does not, and will not on the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (j) At any time during the period described in Section 5(d), if there is any change in the information referred to in Section 7(i), such Selling Stockholder will immediately notify you of such change.

                  (k) Each certificate signed by or on behalf of such Selling Stockholder and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by such Selling Stockholder to the Underwriters as to the matters covered thereby.

                  SECTION 8. INDEMNIFICATION. (a) Each of the Company, DRII and DR hereby jointly and severally agrees to indemnify and hold harmless each Underwriter, its directors, its officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished in writing to the Company by such Underwriter through you expressly for use therein. Each Selling Stockholder hereby jointly and severally agrees to indemnify and hold harmless each Underwriter, its directors, its officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter but only with reference to information relating to such Selling Stockholder furnished in writing to the Company by such Selling Stockholder expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus. Notwithstanding the foregoing, the aggregate liability of any Selling Stockholder pursuant to this Section 8(a) shall be limited to an amount equal to the total proceeds (before deducting underwriting discounts and commissions and expenses) received by such Selling Stockholder from the Underwriters for the sale of the Additional Shares sold by such Selling Stockholder hereunder.

                  (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each Selling Stockholder and each person, if any, who controls such Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter but only with reference to information relating to such Underwriter furnished in writing to the Company by such Underwriter through you expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus.

                  (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the "indemnified party"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all reasonable fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), the Underwriter shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of such Underwriter). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by DLJ, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than thirty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request (or shall have failed to contest, in good faith, all portions of such fees and expenses not so reimbursed). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

                  (d) To the extent the indemnification provided for in this
Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Sellers on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Sellers on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the Offering (after deducting underwriting discounts and commissions, but before deducting expenses) received by the Sellers, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders, on the one hand, or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Sellers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this
Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective number of Shares purchased by each of the Underwriters hereunder and not joint.

                  (e) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                  (f) Each Selling Stockholder hereby designates [NAME OF COMPANY], [ADDRESS OF COMPANY], as its authorized agent, upon which process may be served in any action which may be instituted in any state or federal court in the State of New York by any Underwriter, any director or officer of any Underwriter or any person controlling any Underwriter asserting a claim for indemnification or contribution under or pursuant to this Section 8, and each Selling Stockholder will accept the jurisdiction of such court in such action, and waives, to the fullest extent permitted by applicable law, any defense based upon lack of personal jurisdiction or venue. A copy of any such process shall be sent or given to such Selling Stockholder, at the address for notices specified in Section 13 hereof.

                  SECTION 9. INDEMNIFICATION OF QIU. (a) Each of the Company, DRII and DR hereby jointly and severally agrees to indemnify and hold harmless the QIU, its directors, its officers and each person, if any, who controls the QIU within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) related to, based upon or arising out of (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the QIU's activities as QIU under its engagement pursuant to Section 2 hereof, except in the case of this clause (ii) insofar as any such losses, claims, damages, liabilities or judgments are found in a final judgment by a court of competent jurisdiction, not subject to further appeal, to have resulted solely from the willful misconduct or gross negligence of the QIU.

                  (b) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 9(a) (the "QIU Indemnified Party"), the QIU Indemnified Party shall promptly notify the person against whom such indemnity may be sought (the "QIU Indemnifying Party") in writing and the QIU Indemnifying Party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the QIU Indemnified Party (which counsel shall not, except with the written consent of the QIU Indemnified Party, be counsel to the QIU Indemnifying Party) and the payment of all reasonable fees and expenses of such counsel, as incurred. Any QIU Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the QIU Indemnified Party unless (i) the employment of such counsel shall have been specifically authorized in writing by the QIU Indemnifying Party, (ii) the QIU Indemnifying Party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the QIU Indemnified Party or (iii) the named parties to any such action (including any impleaded parties) include both the QIU Indemnified Party and the QIU Indemnifying Party, and the QIU Indemnified Party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the QIU Indemnifying Party (in which case the QIU Indemnifying Party shall not have the right to assume the defense of such action on behalf of the QIU Indemnified Party). In any such case, the QIU Indemnifying Party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all QIU Indemnified Parties, which firm shall be designated by the QIU, and all such fees and expenses shall be reimbursed as they are incurred. The QIU Indemnifying Parties shall indemnify and hold harmless the QIU Indemnified Party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than thirty business days after the QIU Indemnifying Party shall have received a request from the QIU Indemnified Party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the QIU Indemnifying Party) and, prior to the date of such settlement, the Company shall have failed to comply with such reimbursement request (or shall have failed to contest, in good faith, all portions of such fees and expenses not so reimbursed). The QIU Indemnifying Party shall not, without the prior written consent of the QIU Indemnified Party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the QIU Indemnified Party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the QIU Indemnified Party, unless such settlement, compromise or judgment (i) includes an unconditional release of the QIU Indemnified Party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the QIU Indemnified Party.

                  (c) To the extent the indemnification provided for in this
Section 8 is unavailable to a QIU Indemnified Party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then the QIU Indemnifying Party, in lieu of indemnifying such QIU Indemnified Party, shall contribute to the amount paid or payable by such QIU Indemnified Party as a result of such losses, claims, damages, liabilities and judgments
(i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the QIU on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(c)(i) above but also the relative fault of the Company on the one hand and the QIU on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the QIU on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company as set forth in the table on the cover page of the Prospectus, and the fee received by the QIU pursuant to
Section 2 hereof, bear to the sum of such total net proceeds and such fee. The relative fault of the Company on the one hand and the QIU on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the QIU and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and whether the QIU's activities as QIU under its engagement pursuant to Section 2 hereof involved any willful misconduct or gross negligence on the part of the QIU.

                  The Company and the QIU agree that it would not be just and equitable if contribution pursuant to this Section 9(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by a QIU Indemnified Party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such QIU Indemnified Party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (d) The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any QIU Indemnified Party at law or in equity.

                  SECTION 10. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters to purchase the Shares under this Agreement are subject to the satisfaction of each of the following conditions:

                  (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

                  (b) If the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., New York City time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or, to the knowledge of the Company, contemplated by the Commission.

                  (c) You shall have received on the Closing Date a certificate dated the Closing Date, signed by Anthony J. Cuti and William Tennant, in their capacities as the President and Chief Executive Officer and Senior Vice President and Chief Financial Officer, respectively, of the Company, confirming the matters set forth in Sections 6(s), 10(a) and 10(b) and that the Company has complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by the Company on or prior to the Closing Date.

                  (d) Since the respective dates as of which information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there shall not have occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there shall not have been any change or any development involving a prospective change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 10(d)(i), 10(d)(ii) or 10(d)(iii), in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

                  (e) All the representations and warranties of each Selling Stockholder contained in this Agreement shall be true and correct on the Option Closing Date with the same force and effect as if made on and as of the Option Closing Date and you shall have received on the Option Closing Date a certificate dated the Option Closing Date from each Selling Stockholder to such effect and to the effect that such Selling Stockholder has complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by such Selling Stockholder on or prior to the Option Closing Date.

                  (f) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Latham & Watkins, counsel for the Company, to the effect that:

                           (i) Each of the Company and DRII has been duly
                  incorporated and is validly existing and is in good standing under the laws of the state of Delaware, with corporate power and authority to own, lease and operate their respective properties and conduct their business as described in the Prospectus; and DR has been duly formed as a general partnership under the laws of the state of New York with the partnership power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus;

                           (ii) each of the Company and its subsidiaries is
                  duly qualified and is in good standing as a foreign corporation or partnership, as the case may be, authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect;

                           (iii) all the outstanding shares of capital stock of
                  the Company (including the Additional Shares to be sold by the Selling Stockholders) have been duly authorized and validly issued and are fully paid, non-assessable and, to the knowledge of such counsel, have not been issued in violation of any preemptive rights;

                           (iv) the Shares have been duly authorized and, when
                  issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and non-assessable, and, to the knowledge of such counsel, the issuance of such Shares will not be subject to any preemptive rights;

                           (v) all of the outstanding shares of capital stock
                  of DRII have been duly authorized and validly issued and are fully paid and non-assessable, and are owned of record by the Company, directly or indirectly through one or more subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature, except as discussed in the Prospectus; and all of the partnership interests in DR are owned of record by the Company and DRII, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature, except as disclosed in the Prospectus;

                           (vi) this Agreement has been duly authorized,
                  executed and delivered by the Company, DRII and DR and by or on behalf of each of DLJ Merchant Banking Partners II, L.P., a ________ limited partnership, and certain of its affiliates listed in Schedule II hereto;

                           (vii) the Registration Statement has become
                  effective under the Act, and to the knowledge of such counsel no stop order suspending its effectiveness has been issued under the Act and no proceedings for that purpose are, to the best of such counsel's knowledge after due inquiry, pending before by the Commission;

                           (viii) the statements under the captions "Risk
                  Factors-Regulatory Matters", "Risk Factors-Shares Eligible for Future Sale", "Dividend Policy", "Management's Discussion and Analysis of Financial Condition and Results of Operations-Tax Benefits From Net Operating Losses", "Description of Capital Stock", "Shares Eligible for Future Sale" and "Underwriting" in the Prospectus and Items 14 and 15 of Part II of the Registration Statement, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, are accurate in all material respects;

                           (ix) neither the Company nor any of its subsidiaries
                  is in violation of its respective charter, by-laws or partnership agreement and, to the best of such counsel's knowledge after due inquiry, neither the Company nor any of its subsidiaries is in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective property is bound;

                           (x) the execution, delivery and performance of this
                  Agreement by the Company, DRII and DR, the issuance and sale of the shares by the Company pursuant to this Agreement and the consummation of the Refinancing Plan (as such term is defined in the Prospectus) will not (A) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as has been obtained or as may be required from the NASD or under the securities or Blue Sky laws of the various states),
                  (B) violate the charter or by-laws of the Company or any of its subsidiaries or the partnership agreement of DR or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective property is bound or (C) violate or conflict with any applicable federal or New York statute, law, rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its subsidiaries or their respective property;

                           (xi) such counsel does not know of any legal or
                  governmental proceedings pending or threatened to which the Company or any of its subsidiaries is or could be a party or to which any of their respective property is or could be subject that are required to be described in the Registration Statement or the Prospectus and are not so described, or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required;

                           (xii) the Company is not and, after giving effect to
                  the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                           (xiii) to the best of such counsel's knowledge after
                  due inquiry, except as disclosed in the Registration Statement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement; and

                           (xiv) the Registration Statement and the Prospectus
                  comply as to form in all material respects with the requirements for registration statements on Form S-1 under the Act; it being understood, however, that such counsel expresses no opinion with respect to the financial data included in the Registration Statement or the Prospectus.

                           In addition, such counsel has participated in
                  conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, and your representatives, at which the contents of the Registration Statement and Prospectus and related matters were discussed and, although such counsel is not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus and have not made any independent check or verification thereof, during the course of such participation, no facts came to such counsel's attention that caused such counsel to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date and as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that such counsel need not express any belief with respect to the financial statements or other financial data included in the Registration Statement or the Prospectus.

                  The opinion of Latham & Watkins described in Section 10(f) above shall be rendered to you at the request of the Company and shall so state therein.

                  (g) You shall have received on the Closing Date an opinion, dated the Closing Date, of Weil, Gotshal & Manges LLP, counsel for the Underwriters, as to the matters referred to in Sections 10(f)(iv), 10(f)(vi) (but only with respect to the Company), (10)(f)(viii) (but only with respect to the statements under the caption "Description of Capital Stock" and "Underwriting") and 10(f)(xiv).

                  In giving such opinions with respect to the matters covered by Section 10(f) and 10(g), respectively, Latham & Watkins and Weil, Gotshal & Manges LLP may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

                  (h) You shall have received on the Option Closing Date an opinion or opinions (satisfactory to you and counsel for the Underwriters), dated the Option Closing Date, of counsel for each of the Selling Stockholders, to the effect that:

                           (i) such Selling Stockholder is the lawful owner of
                  the Additional Shares to be sold by such Selling Stockholder pursuant to this Agreement and has good and clear title to such Additional Shares, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever;

                           (ii) such Selling Stockholder has full legal right,
                  power and authority, and all authorization and approval required by law, to enter into this Agreement and the Custody Agreement and the Power of Attorney of such Selling Stockholder and to sell, assign, transfer and deliver the Additional Shares to be sold by such Selling Stockholder in the manner provided herein and therein;

                           (iii) the Custody Agreement of such Selling
                  Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms;

                           (iv) the Power of Attorney of each Selling
                  Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding instrument of such Selling Stockholder, enforceable in accordance with its terms, and, pursuant to such Power of Attorney, such Selling Stockholder has, among other things, authorized the Attorneys, or any one of them, to execute and deliver on such Selling Stockholder's behalf this Agreement and any other document they, or any one of them, may deem necessary or desirable in connection with the transactions contemplated hereby and thereby and to deliver the Additional Shares to be sold by such Selling Stockholder pursuant to this Agreement;

                           (v) upon delivery of and payment for the Additional
                  Shares to be sold by such Selling Stockholder pursuant to this Agreement, good and clear title to such Additional Shares will pass to the Underwriters, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever; and

                           (vi) the execution, delivery and performance of this
                  Agreement and the Custody Agreement and Power of Attorney of such Selling Stockholder by such Selling Stockholder, the compliance by such Selling Stockholder with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (A) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as has been obtained or as may be required from the NASD or under the securities laws or Blue Sky laws of the various states), (B) violate the organizational documents of such Selling Stockholder, if such Selling Stockholder is not an individual, or any indenture, loan agreement, mortgage, lease or other agreement or instrument to which such Selling Stockholder is a party or by which any property of such Selling Stockholder is bound or (C) violate or conflict with any federal or New York State statute, law, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over such Selling Stockholder or any property of such Selling Stockholder.

                  (i) Daboco shall have merged with and into the Company.

                  (j) You shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from Price Waterhouse LLP, independent public accountants, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

                  (k) The Company shall have delivered to you the agreements specified in Section 2 hereof which agreements shall be in full force and effect on the Closing Date.

                  (l) The Shares shall have been listed, subject to notice of issuance, on the NYSE.

                  (m) The Company shall not have failed on or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company on or prior to the Closing Date.

                  (n) On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of any securities of the Company or any of its subsidiaries (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act and (ii) there shall not have occurred any adverse change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of the Company or any of its subsidiaries or any securities of the Company or any of its subsidiaries.

                  (o) The closing under the Debt Underwriting Agreement shall have occurred and the Company shall have (A) issued and sold to DLJ, and DLJ shall have purchased from the Company, the Notes pursuant to the terms of the Debt Underwriting Agreement, (B) entered into the New Credit Agreement (as defined in, and on the terms described in, the Prospectus), and (C) to your reasonable satisfaction, established the defeasance account and made such arrangements with respect to the repayment of its outstanding indebtedness with the proceeds of the sale of the Shares and the Notes as described in the Prospectus under the caption "Use of Proceeds".

                  The several obligations of the Underwriters to purchase any Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization of such Additional Shares and other matters related to such Additional Shares.

                  SECTION 11. EFFECTIVENESS OF AGREEMENT AND TERMINATION. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

                  This Agreement may be terminated at any time on or prior to the Closing Date by you by written notice to the Sellers if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (ii) the suspension or material limitation of trading in securities or other instruments on the NYSE, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq National Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market, (iii) the suspension of trading of any securities of the Company on any exchange or in the over-the-counter market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in the judgment of the Underwriters causes, or will cause a Material Adverse Effect, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

                  If on the Closing Date or on an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Firm Shares or Additional Shares, as the case may be, which it has or they have agreed to purchase hereunder on such date and the aggregate number of Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the total number of Firm Shares or Additional Shares, as the case may be, to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I bears to the total number of Firm Shares which all the non-defaulting Underwriters have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Firm Shares or Additional Shares, as the case may be, which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Firm Shares or Additional Shares, as the case may be, without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased by all Underwriters and arrangements satisfactory to you and the Company for purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter and the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase such Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase on such date in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

                  SECTION 12. AGREEMENTS OF THE SELLING STOCKHOLDERS. Each Selling Stockholder agrees with you and the Company:

                  (a) To pay or to cause to be paid all transfer taxes payable in connection with the transfer of the Additional Shares to be sold by such Selling Stockholder to the Underwriters.

                  (b) To do and perform all things to be done and performed by such Selling Stockholder under this Agreement prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Additional Shares to be sold by such Selling Stockholder pursuant to this Agreement.

                  SECTION 13. MISCELLANEOUS. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to Duane Reade Inc., 440 Ninth Avenue, New York, New York 10001,
Attention: Chief Executive Officer, (ii) if to the Selling Stockholders, to [NAME OF ATTORNEY-IN-FACT] c/o [ADDRESS OF ATTORNEY-IN-FACT] and (iii) if to any Underwriter or to you, to you c/o Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

                  The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or directors of any Underwriter, any person controlling any Underwriter, any QIU Indemnified Party, the Company, the officers or directors of the Company, any person controlling the Company, any Selling Stockholder or any person controlling such Selling Stockholder, (ii) acceptance of the Shares and payment for them hereunder and (iii) termination of this Agreement.

                  If for any reason the Shares are not delivered by or on behalf of any Seller as provided herein (other than as a result of any termination of this Agreement pursuant to Section 11), the Sellers agree to reimburse the several Underwriters for all out-of-pocket expenses (including the reasonable fees and disbursements of counsel) incurred by them. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 5(i) hereof. The Sellers also agree, jointly and severally, to reimburse the several Underwriters, their directors and officers, any persons controlling any of the Underwriters, and the QIU Indemnified Parties for any and all fees and expenses (including, without limitation, the fees disbursements of counsel) incurred by them in connection with enforcing their rights hereunder (including, without limitation, pursuant to Sections 8 and 9 hereof).

                  Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Underwriters, the Selling Stockholders, the Underwriters' directors and officers, any controlling persons referred to herein, the QIU Indemnified Parties, the Company's directors and the Company's officers who sign the Registration Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

                  This Agreement shall be governed and construed in accordance with the laws of the State of New York.

                  This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

                            [signature pages follow]

                  Please confirm that the foregoing correctly sets forth the agreement between the Company, the Selling Stockholders and the several Underwriters.

                                       Very truly yours,

                                       DUANE READE INC.


                                       By: ______________________________
                                           Name:
                                           Title:

                                       Agreed, with respect to
                                       Sections 7, 8 and 11:

                                       DRI I INC.


                                       By: ______________________________
                                          Name:
                                          Title:

                                       DUANE READE
                                       By: Daboco Inc., a general partner


                                       By: _______________________________
                                           Name:
                                           Title:

                                       By: DRI I Inc., a general partner


                                           By: ___________________________
                                               Name:
                                               Title:

                                      By: __________________________________
                                           Title:



                                      THE SELLING STOCKHOLDERS
                                         NAMED IN SCHEDULE II HERETO,
                                         ACTING SEVERALLY


                                       By  ________________________________
                                                  Attorney-in-fact

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
GOLDMAN, SACHS & CO.
SMITH BARNEY INC.
Acting severally on behalf of themselves and the several Underwriters named in
  Schedule I hereto

By:  DONALDSON, LUFKIN & JENRETTE
         SECURITIES CORPORATION



By: _______________________________________
         Name:
         Title:

                                   SCHEDULE I




                                                  Number of Firm Shares
Underwriters                                          to be Purchased
------------                                      ----------------------

Donaldson, Lufkin & Jenrette
   Securities Corporation

Goldman, Sachs & Co.

Smith Barney Inc.

[Other Underwriters]





                                     Total

                                  SCHEDULE II

                              Selling Stockholders




                                                   Number of Additional Shares
Selling Stockholders                                       to be Sold
--------------------                               ---------------------------
DLJ Merchant Banking Partners II,
  L.P. on behalf of itself and the following related investors:

         o  DLJ Merchant Banking Partners II-A, L.P.
         o  DLJ Offshore Partners II, C.V.
         o  DLJ Diversified Partners, L.P.
         o  DLJ Diversified Partners-A, L.P.
         o  DLJMB Funding II, Inc.
         o  DLJ Millennium Partners, L.P.
         o  DLJ Millennium-A, L.P.
         o  DLJ EAB Partners, L.P.
         o  UK Investment Plan 1997 Partners
         o  DLJ First ESC L.P.

[Name of other Selling Stockholders]

         Total

                                    Annex I



      [Stockholders of the Company who will be required to sign lock-ups]